Exhibit 4.4

MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT, dated as of October 29, 2008, is executed and delivered by FNDS3000 CORP., a Delaware corporation (the “Pledgor”), in favor of SHERINGTON HOLDINGS, LLC, a Georgia limited liability company (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Note Purchase Agreement dated as of the date hereof, among the Pledgor, Atlas Merchant Services, LLC, a Nevada limited liability company (the “Company”), and the Secured Party, (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Note Agreement”), the Secured Party has agreed, subject to the satisfaction of certain conditions precedent, to purchase that certain Secured Convertible Promissory Note, issued by the Debtor and the Company, jointly and severally, in the original principal amount of $320,000 (the “Convertible Note”); and

WHEREAS, Pledgor is the owner of all of the membership interests of the Company; and

WHEREAS, it is a condition precedent to the Secured Party’s purchase of such Convertible Note and other financial accommodations under the Note Agreement that the Debtor shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of the Obligations;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce (i) the Secured Party to purchase the Convertible Note, it is agreed as follows:

1. Definitions. Unless otherwise defined herein, the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” shall mean the Securities Act of 1933, as amended, and the regulations promulgated from time to time thereunder.

“Agreement” shall mean this Membership Interest Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Bankruptcy Code” shall mean Title 11, United States Code, as amended from time to time, and any successor statute thereto.

Membership Interest Pledge Agreement

“Pledged Collateral” shall have the meaning assigned to such term in Section 2 hereof.

All other capitalized terms contained herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Agreement.

2. Pledge. Pledgor hereby pledges, conveys, hypothecates, mortgages, assigns, sets over, delivers and grants to the Secured Party a security interest in all of the following (collectively, the “Pledged Collateral”):

2.1 all membership interests of the Company from time to time acquired by Pledgor in any manner (which interests shall be deemed to constitute the “Pledged Interests”), and the certificates, if any, representing such additional interests, and all dividends, distributions, cash, instruments, investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests;

2.2 all rights to receive cash and other distributions of assets from the Company; and

2.3 all proceeds of any of the foregoing.

3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the payment and performance of all of the Obligations.

4. Delivery of Pledged Collateral. All certificates, if any, representing or evidencing the Pledged Interests shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, as its determines to be necessary or advisable in its discretion in connection with the exercise of its remedies under Section 8 hereof, and without notice to the Pledgor, at any time after the occurrence of an Event of Default, to transfer to or to register in the name of the Secured Party or its nominees, subject to the terms of this Agreement, any or all of the Pledged Interests. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations.

5. Representations and Warranties. The Pledgor hereby represents and warrants to the Secured Party that:

5.1 The Pledgor is, and will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral, free and clear of any lien, pledge, security interest or other encumbrance thereon or affecting the title thereto except for the pledge and security interest created by this Agreement.

5.2 None of the Pledged Collateral is evidenced by certificates.

5.3 The Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to the Secured Party as provided herein.

Membership Interest Pledge Agreement

5.4 None of the Pledged Interests has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledgor’s execution and delivery of this Agreement and the pledge of the Pledged Collateral hereunder do not, directly or indirectly, violate or result in a violation of any such laws.

5.5 No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental departments, commissions, boards, bureaus, agencies or other instrumentalities, domestic or foreign, is required to be made or obtained by the Pledgor either (a) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (b) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

5.6 The execution and delivery of this Agreement, together with the delivery of certificates, if any, evidencing the Pledged Interests and the filing of appropriate financing statements executed and delivered by the Pledgor to the Secured Party in connection herewith, will create a valid first priority perfected security interest in the Pledged Collateral and the proceeds thereof, securing the payment of the Obligations, subject to no other lien, pledge, security interest or other encumbrance.

5.7 This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general principles of equity.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6. Covenants. The Pledgor covenants and agrees that until the payment in full of the Obligations:

6.1 Without the prior written consent of the Secured Party, the Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral pledged or any unpaid dividends or other distributions or payments with respect thereto or grant or suffer to exist any lien, pledge, security interest or other encumbrance thereon. Pledgor will not permit any of the Pledged Interests to be certificated.

6.2 The Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Secured Party from time to time may reasonably request in order to ensure to the Secured Party the benefits of the pledge and security interest in and to the Pledged Collateral intended to be created by this Agreement, including the

Membership Interest Pledge Agreement

filing of any necessary Uniform Commercial Code financing statements, which may be filed by the Secured Party, with or without the signature of the Pledgor, and will cooperate with the Secured Party, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such security interest or any sale or transfer of the Pledged Collateral. Pledgor hereby authorizes the Secured Party to file such Uniform Commercial Code financing statements, describing the Pledged Collateral, in the records of such jurisdictions as such Secured Party may determine to be necessary or desirable to perfect and preserve its security interest in and to the Pledged Collateral.

6.3 Pledgor has and will defend the title to the Pledged Collateral and the security interest of the Secured Party thereon against the claim of any Person and will maintain and preserve such security interest.

6.4 Pledgor will, upon obtaining any additional membership interests of the Company which are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Exhibit B hereto (a “Pledge Amendment”), in respect of the additional Pledged Interests to confirm the pledge of such additional Pledged Interests pursuant to this Agreement; provided, however, that the failure of Pledgor to execute and deliver any such Pledge Amendment shall not prevent such additional Pledged Interests from being subject to the pledge and security interest created by this Agreement. Pledgor hereby authorizes the Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Interests listed on any Pledge Amendment delivered to the Secured Party shall for all purposes hereunder be considered Pledged Collateral.

6.5 Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Pledged Collateral owned by it before the same become delinquent or become liens upon any of the Pledged Collateral (or, in no event, more than twenty (20) days following the date on which such delinquency or lien becomes effective) except where such taxes, assessments and charges may be contested in good faith by appropriate proceedings.

7. Distributions; Etc.

7.1 Assignment of Right of Pledgor to Receive Distributions. For so long as no Event of Default exists hereunder, Pledgor shall have the right to receive cash distributions declared and paid with respect to the Pledged Collateral. Any and all liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding membership interest of the Company or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Company may be a party or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by Pledgor, shall be received in trust for benefit of the Secured Party, be segregated from the other property and funds of Pledgor, and shall forthwith be delivered to the Secured Party to be held subject to the terms of this Agreement.

Membership Interest Pledge Agreement

7.2 Holding Pledged Collateral; Exchanges. The Secured Party may hold any of the Pledged Collateral, endorsed or assigned in blank, and may deliver any of the Pledged Collateral to the issuer thereof for the purpose of making denominational exchanges or registrations or transfers or for such other reasonable purpose in furtherance of this Agreement as the Secured Party may deem desirable. The Secured Party shall have the right, if necessary to perfect its security interest, to transfer to or register in the name of the Secured Party or any of its nominees, any or all of the Pledged Collateral; provided that notwithstanding the foregoing, until any transfer of beneficial ownership with respect to the Pledged Collateral pursuant to any exercise of remedies under Section 8 hereof, Pledgor shall continue to be the beneficial owner of the Pledged Collateral. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

7.3 Termination of Pledgor’s Right to Receive Distributions. During the existence of an Event of Default, all rights of Pledgor to receive any cash distributions pursuant to Section 7.1 hereof shall cease, and all such rights shall thereupon become vested in the Secured Party, and the Secured Party shall have the sole and exclusive right to receive and retain the distributions which Pledgor would otherwise be authorized to receive and retain pursuant to Section 7.1 hereof. In such event, Pledgor shall pay over to the Secured Party any distributions received by it with respect to the Pledged Collateral and any and all money and other property paid over to or received by the Secured Party pursuant to the provisions of this Section 7.3 shall be retained by the Secured Party as Pledged Collateral hereunder and/or shall be applied to the repayment of the Obligations in accordance with the provisions hereof. If, notwithstanding the foregoing, Pledgor receives any cash distributions in respect of the Pledged Collateral following the occurrence and during the continuance of any Event of Default, Pledgor agrees that such distributions shall have been received and held in trust and shall be segregated from the other assets of Pledgor, and Pledgor shall pay over to the Secured Party, promptly following receipt thereof, all of such cash distributions so received or which it may otherwise recover, and any and all money and other property paid over to or received by the Secured Party shall be retained by the Secured Party as Pledged Collateral hereunder and/or shall be applied to the repayment of the Obligations in accordance with the provisions hereof.

8. Remedies. Upon the occurrence and during the continuation of an Event of Default, the Secured Party shall have the following rights and remedies:

8.1 All of the rights and remedies of a secured party under the Uniform Commercial Code of the State where such rights and remedies are asserted, or under other applicable law all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement.

8.2 The Secured Party may, without demand and without advertisement, notice or legal process of any kind (except as may be required by law), all of which Pledgor waives, at any time or times (a) apply any cash distributions received by the Secured Party pursuant to Section 7.3 hereof to the Obligations, and (b) if following such application there remains outstanding any Obligations, sell the remaining Pledged Collateral, or any part thereof, at public or private sale or at

Membership Interest Pledge Agreement

any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for its own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which Pledgor now has or may have at any time in the future under any rule of law or statute now existing or hereafter enacted. The proceeds realized from the sale of any Pledged Collateral shall be applied first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by the Secured Party for collection and for acquisition, completion, protection, removal, sale and delivery of the Pledged Collateral; and then to the remaining Obligations in such manner as the Secured Party shall determine. If any deficiency shall arise, Pledgor shall be liable therefor. Notwithstanding any provision in this Agreement to the contrary, the Secured Party waives any right to compel Pledgor to accept or be deemed to have accepted any proposal to accept Collateral in satisfaction of all or part of the Obligations under the Uniform Commercial Code.

8.3 In addition thereto, Pledgor further agrees that in the event that notice is necessary under applicable law, written notice mailed to Pledgor in the manner specified in Section 17 of this Agreement ten (10) days prior to the date of the disposition of the Pledged Collateral subject to the security interest created herein at any such public sale or sale at any broker’s board or on any such securities exchange, or prior to the date after which private sale or any other disposition of said Pledged Collateral will be made, shall constitute commercially reasonable and fair notice.

8.4 If, at any time when the Secured Party shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, the Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Secured Party in its discretion (a) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Secured Party shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a

Membership Interest Pledge Agreement

sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

8.5 Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph 8.4, the Secured Party may, in its discretion and at its sole expense, elect to register any or all of the Pledged Collateral under the Act (and any applicable state securities law). Pledgor, however, recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor would agree to do so.

8.6 Pledgor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of the Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies. No failure or delay on the part of the Secured Party to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by the Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Secured Party’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

8.7 Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

Membership Interest Pledge Agreement

9. Power of Attorney; Proxy.

9.1 Upon the occurrence and during the continuation of an Event of Default, Pledgor irrevocably designates, makes, constitutes and appoints the Secured Party (and all Persons designated by the Secured Party) as its true and lawful attorney (and the agent-in-fact) and each Secured Party, or such Secured Party’s agent, may in connection with any exercise of the remedies available to it, without notice to Pledgor, and at such time or times thereafter as such Secured Party or said agent, in its discretion, may determine, in the name of Pledgor or such Secured Party: (a) transfer the Pledged Collateral on the books of the issuer thereof, with full power of substitution in the premises; (b) endorse the name of Pledgor upon any checks, notes, acceptance, money orders, certificates, drafts or other forms of payment of security that come into such Secured Party’s possession to the extent they constitute Pledged Collateral; and (c) do all acts and things necessary, in such Secured Party’s discretion, to fulfill the obligations of Pledgor under this Agreement.

9.2 Upon the occurrence and during the continuation of any Event of Default hereunder, the Secured Party or its nominee, upon three Business Days’ notice to Pledgor, shall have the sole and exclusive right, if and to the extent not prohibited by applicable law, to exercise all voting powers pertaining to any and all of the Pledged Collateral (and to give written consents in lieu of voting thereon) and may exercise such power in such manner as the Secured Party, in its sole discretion, shall determine. THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The exercise by the Secured Party of any of its rights and remedies under this Section shall not be deemed a disposition of Pledged Collateral under Article 9 of the Uniform Commercial Code nor an acceptance by the Secured Party of any of the Pledged Collateral in satisfaction of any of the Obligations.

10. Certain Agreements and Waivers of the Pledgor.

(a) No delay on the part of the Secured Party, in exercising any power of sale, pledge, security interest, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by the Secured Party with respect to any power of sale, pledge, security interest, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Secured Party’s right to take any action or to exercise any power of sale, pledge, security interest, option, or any other right hereunder, without notice or demand, or prejudice the Secured Party’s rights as against Pledgor in any respect.

(b) This Pledge Agreement shall be effective as a waiver of, and Pledgor hereby expressly waives, any right to which Pledgor may otherwise have been entitled, whether existing under statute, at law or in equity, including without limitation any rights under Section 10-7-24 of the Official Code of Georgia Annotated, to require the Secured Party to take prior recourse or proceedings against any collateral, security or Person. It shall not be necessary for Secured Party in order to enforce its rights under this Agreement, first to institute suit or pursue or exhaust any rights or remedies against any other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance,

Membership Interest Pledge Agreement

including without limitation any judicial or non-judicial foreclosure, or to join any other Person liable for the payment or performance of the Obligations or any part thereof in any action to enforce this Agreement, or to resort to any other means of obtaining payment or performance of the Obligations; provided, however, that nothing herein contained shall prevent the Secured Party from exercising any other rights under the applicable Transaction Documents.

(c) Suit may be brought or demand may be made against Pledgor or any other Person liable for all or any part of the Obligations, or against any guarantor of all or any part of the Obligations, or against any one or more of them, separately or together, without impairing the rights of Secured Party against the Pledgor.

(d) Pledgor agrees that neither Secured Party’s rights or remedies nor Pledgor’s obligations under the terms of this Agreement shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Pledgor under this Agreement shall be absolute, unconditional and irrevocable irrespective of:

(i) any limitation on the liability of, or recourse against, any other Person in any Transaction Document or arising under any law, rule or regulation;

(ii) any claim or defense that this Agreement was made without consideration or is not supported by adequate consideration or that the obligations of Pledgor hereunder exceed or are more burdensome than those of any other Person under the other Transaction Documents;

(iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Obligations;

(iv) the operation of any statutes of limitation or other laws, rules or regulations regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by the Secured Party against Pledgor, to the fullest extent permitted by law;

(v) any homestead exemption or any other exemption under applicable law;

(vi) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Obligations, or any impairment of Pledgor’s recourse against any Person or collateral;

(vii) whether express or by operation of all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other governmental authority having jurisdiction as may be in effect from time to time (collectively, “Law”), any partial

Membership Interest Pledge Agreement

release of the liability of the Pledgor hereunder (except to the extent expressly so released) or any complete or partial release of any other Person liable, directly or indirectly, for the payment or performance of any or all of the Obligations;

(viii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of any other Person at any time liable for the payment or performance of any or all of the Obligations;

(ix) either with or without notice to or consent of Pledgor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Obligations and/or any of the Transaction Documents, including material alterations of the terms of payment of any amounts owing thereunder (including changes in maturity date(s) and interest rate(s)) or performance or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Transaction Documents or any other guaranty of any or all of the Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by the Secured Party to any other Person at any time liable for the payment or performance of any or all of the Obligations;

(x) any neglect, lack of diligence, delay, omission, failure, or refusal of the Secured Party to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Transaction Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Obligations;

(xi) any failure of Secured Party to notify Pledgor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Obligations or any part thereof, or of any Transaction Document, or of any release of or change in any security, or of the occurrence or existence of any default or Event of Default, or of any other action taken or refrained from being taken by the Secured Party against any other Person or any security or other recourse, or of any new agreement between Secured Party and any other Person directly or indirectly liable on any of the Obligations, it being understood that the Secured Party shall not be required to give Pledgor any notice of any kind under any circumstances with respect to or in connection with the Obligations, any and all rights to notice Pledgor may have otherwise had being hereby waived by Pledgor, and Pledgor shall be responsible for obtaining for itself information regarding other Persons obligated on the Obligations, and Pledgor acknowledges and agrees that none of the Secured Party shall have any duty to notify Pledgor of any information which such Secured Party may have concerning any such Person;

Membership Interest Pledge Agreement

(xii) the existence of any claim, counterclaim, set-off or other right that Pledgor may at any time have against any Secured Party, or any other Person, whether or not arising in connection with this Agreement or any other Transaction Document;

(xiii) the unenforceability of all or any part of the Obligations against any other Person, whether because the Obligations exceed the amount permitted by Law or violate any usury law, or because the Persons creating the Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Transaction Documents, or because any other Person has any valid defense, claim or offset with respect thereto, or because any guarantor’s obligation ceases to exist by operation of Law, or because of any other reason or circumstance, it being agreed that Pledgor shall remain liable hereon regardless of whether any other Person be found not liable on the Obligations, or any part thereof, for any reason (and regardless of any joinder of any other Person in any action to obtain payment or performance of any or all of the Obligations);

(xiv) any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to any other Person, including any extension, reduction, composition, or other alteration of the Obligations, whether or not consented to by the Secured Party or any action taken or omitted by the Secured Party in any such proceedings, including any election to have the Secured Party’s claim allowed as being secured, partially secured or unsecured, any extension of credit by any Secured Party in any such proceedings or the taking and holding by any Secured Party of any security for any such extension of credit;

(xv) any other condition, event, omission or action that would in the absence of this paragraph result in the release or discharge of Pledgor from the performance or observance of any obligation, covenant or agreement contained in this Agreement or any other agreement; or

(xvi) any early termination of any of the Obligations.

(e) In the event any payment by any other Person to any Secured Party is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason the Secured Party is required to refund such payment or pay the amount thereof to any other party, such payment by such other Person to the Secured Party shall not constitute a release of Pledgor from any liability hereunder, and this Agreement shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by the Secured Party of this Agreement or of Pledgor), as the case may be, with respect to, and this Agreement shall apply to, any and all amounts so refunded by the Secured Party or paid by the Secured Party to another Person (which amounts shall constitute part of the Obligations), and any interest paid by the Secured Party and any attorneys’ fees, costs and expenses paid or incurred by the Secured Party of them, in connection with any such event.

(f) It is the intent of Pledgor and the Secured Party that the obligations and liabilities

Membership Interest Pledge Agreement

of Pledgor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Pledgor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Agreement, be deemed a legal or equitable discharge or release of a guarantor.

(g) If acceleration of the time for payment of any amount payable by any other Person under any Transaction Document is stayed or delayed by any Law or tribunal, the Secured Party shall nonetheless be entitled to enforce its rights under this Agreement.

11. Subordination.

If, for any reason whatsoever, the Company is now or hereafter becomes indebted to Pledgor:

(a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of the Company securing such indebtedness shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations;

(b) Pledgor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of the Company to Pledgor until the Obligations have been fully and finally paid and performed; provided, however, that so long as no Event of Default shall have occurred and be continuing, Pledgor shall not be prohibited from receiving such reasonable management fees or reasonable salary from the Company as the Secured Party may find acceptable from time to time in its sole and absolute discretion;

(c) Pledgor hereby assigns and grants to the Secured Party a security interest in all such indebtedness and security therefor, if any, of the Company to Pledgor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving the Company as debtor, the Secured Party shall have the right to prove its claims in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing), dividends and payments that are payable upon any obligation of the Company to Pledgor now existing or hereafter arising, and to have all benefits of any security therefor, until the Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Pledgor should receive any payment, claim or distribution that is prohibited as provided above in this Section 11, Pledgor shall pay the same to the Secured Party immediately, Pledgor hereby agreeing that it shall receive the payment, claim or distribution in trust for Secured Party and shall have absolutely no dominion over the same except to pay it immediately to Secured Party; and

(d) Pledgor shall promptly upon request of Secured Party from time to time execute such documents and perform such acts as the Secured Party may require to evidence and perfect

Membership Interest Pledge Agreement

its interest and to permit or facilitate exercise of its rights under this Section 11, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to the Secured Party of any promissory notes or other instruments evidencing indebtedness of the Company to Pledgor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Pledgor, of obligations of the Company to Pledgor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Agreement.

12. Other Liability of Pledgor or the Company. If Pledgor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by the Company to the Secured Party, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Secured Party hereunder shall be cumulative of any and all other rights that Secured Party may have against Pledgor. This Agreement is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Pledgor’s liability under this Agreement is in addition to any and all other liability Agreement may have in any other capacity.

13. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. Intentionally Omitted.

15. Miscellaneous. This Agreement shall be binding upon Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Secured Party and its successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Georgia, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Secured Party and the Pledgor.

16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

17. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Transaction Document shall be in writing and, unless otherwise specifically provided in such other Transaction Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by

Membership Interest Pledge Agreement

nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Transaction Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

18. Expenses. Pledgor agrees to reimburse the Secured Party for all of its expenses incurred in connection with the enforcement of this Agreement, including, without limitation reasonable attorneys’ fees and expenses, and all costs and expenses incurred by the Secured Party (including, without limitation, attorneys’ fees and disbursements) to: (a) commence, defend or intervene in any court proceeding; (b) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Pledged Collateral or this Agreement; (c) protect, collect, lease, sell, take possession of, or liquidate any of the Pledged Collateral; and (d) attempt to enforce any security interest in any of the Pledged Collateral or to seek any advice with respect to such enforcement. All such fees, costs and expenses provided for in this Section 18 shall be included as Obligations. Pledgor’s obligations under this Section 18 shall survive the termination of this Agreement and the repayment of the Obligations.

19. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

20. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

Membership Interest Pledge Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

FNDS3000 CORP.

By:	/s/ Michael Dodak
Name:	Michael Dodak
Title:	Chief Executive Officer

Membership Interest Pledge Agreement

EXHIBIT A

to the

Membership Interest Pledge Agreement

Attached to and forming a part of that certain Membership Interest Pledge Agreement dated as of October 29, 2008 by FNDS3000 Corp., a Delaware corporation, in favor of Sherington Holdings, LLC, a Georgia limited liability company.

Issuer	Class of Interest	Certificate Number(s)	Number of Units	Percentage of Units Issued and Outstanding
Atlas Merchant Services, LLC	Membership Interest	Uncertificated	Not applicable	100%

Membership Interest Pledge Agreement

EXHIBIT B

to the

Membership Interest Pledge Agreement

PLEDGE AMENDMENT

This Pledge Amendment, dated 29, 2008, is delivered pursuant to Section 6.5 of the Pledge Agreement referred to below. The undersigned hereby (a) pledge, convey, hypothecate, mortgage, assign, set over, deliver and grant to the Secured Party, a security interest in the membership interests set forth below (the “Additional Interests”) and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Interests, all on the terms and conditions set forth in that certain Membership Interest Pledge Agreement dated as of October __, 2008 (as amended or otherwise modified, the “Pledge Agreement”) by FNDS3000 Corp. a Delaware corporation, (the “Secured Party”), which terms and conditions are hereby incorporated herein by reference; (b) agree that this Pledge Amendment may be attached to the Pledge Agreement; and (c) agree that the Additional Interests listed on this Pledge Amendment shall be deemed to be a part of the Pledged Interests under the Pledge Agreement, shall become a part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Obligations referred to in the Pledge Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Pledge Agreement.

FNDS3000 CORP.

By:	/s/ Michael Dodak
Name:	Michael Dodak
Title:	CEO

Issuer	Class of Interest	Certificate Number(s)	Number of Units	Percentage of Units Issued and Outstanding

Membership Interest Pledge Agreement